UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55198	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Renewal of and Amendments to Advisory Agreement

On June 30, 2015, American Realty Capital – Retail Centers of America, Inc. (the “Company”) entered into the Third Amended and Restated Advisory Agreement with its advisor American Realty Capital Retail Advisor, LLC which renewed the advisory relationship for an additional one-year term. The amendment also revises and clarifies certain provisions regarding an internalization which the Company may complete without paying a termination fee to the advisor and provides that the Company will pay an asset management fee to the advisor in lieu of an asset management subordinated participation, payable in cash, shares or a combination of both. Concurrent with amending the advisory agreement, the Company made conforming amendments to the limited partnership agreement of the Company’s operating partnership.

The description of the advisory agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the third amended and restated advisory agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Advisory Agreement by and among American Realty Capital – Retail Centers of America, Inc., American Realty Capital Retail Operating Partnership, L.P. and American Realty Capital Retail Advisor, LLC dated as of June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: July 2, 2015	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer